                                                                   Exhibit 10.24


                                      LEASE

PARTIES

         THIS LEASE, dated as of the 14th day of July, 1998, between Brad Davis DBA Paragon Properties (hereinafter called "Landlord"), and Universal Pensions, Inc., a Minnesota corporation (hereinafter called "Tenant").

WITNESSETH

DEMISED PREMISES

         1. The Landlord does as of the Commencement Date lease unto the Tenant the building and adjacent land, including a parking lot, located at Highway 18 & 25, Brainerd, Minnesota, as legally described on EXHIBIT A attached hereto and incorporated herein (hereinafter called the "Demised Premises") together with all rights, privileges, easements and appurtenances thereto.

PROPERTY RENOVATION

         2. This Lease contemplates renovation of the Demised Premises. Promptly after the execution of this Lease, Tenant, with the assistance of Tenant's interior designer or architect, shall proceed expeditiously to prepare plans and specifications for renovation of the Demised Premises. Subject to Landlord's obligations as set forth in the next paragraph, Landlord will turn the Demised Premises over to Tenant in an "as-is" condition. The plans and specifications shall be submitted to Landlord for approval, which approval will not be unreasonably withheld and will be deemed granted if Landlord does not object in writing within thirty (30) days of receipt of the plans and specifications from Tenant. All plans and specifications shall conform to all applicable building codes and regulations. Tenant shall at its sole cost and expense renovate the Demised Premises according to and to the extent provided in the plans and specifications.

         Based on an assessment obtained by Landlord, Landlord has identified the roof to be in need of extreme repair or replacement. Tenant shall arrange for a new roof to be installed as part of its renovation of the Demised Premises and upon completion, Landlord shall reimburse Tenant for 50% of the cost thereof not to exceed $60,000. The choice of roofing companies and quote for services shall be approved by both Landlord and Tenant prior to commencement of the roof repair or replacement. This reimbursement will be made over the first 12 months of Tenant's occupancy. 1/2 of the total amount may be deducted from Tenant's monthly rent payment until paid in full.

TERM

         3. The term hereof shall commence on the Commencement Date and continue thereafter for a period of five (5) years, with two (2) five year options; provided that if the term hereof commences on a day other than the first day of a calendar month, the term hereof shall be extended for a period of time equal to the number of remaining days in such calendar month. Tenant will notify Landlord in writing of its intent to exercise the two (2) five year options. Tenant will use reasonable efforts to provide such notice 365 days in advance of each optional term. In no event will notice be given less than 270 days prior to the expiration of the then current term.
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COMMENCEMENT DATE

         4. The Commencement Date shall be on the first day on which Landlord delivers possession of the Demised Premises to Tenant for renovation. Landlord shall use his best efforts to deliver possession of the Demised Premises on February 1, 1999. In the event Landlord is unable to deliver possession of the Demised Premises by March 1, 1999, Tenant shall have the right to terminate this Lease by written notice to Landlord no later than 30 days thereafter and pursue such other remedies available to Tenant at law or equity.

BASE RENT

         5. The Tenant agrees to pay the Landlord for each year of the lease term a base rent payable in equal monthly installments in advance, on the first of each month, with no penalty if paid by the 5th of the month during the term hereof as set forth on EXHIBIT B attached hereto and incorporated herein. The base rent figures are based on the assumption that the Demised Premises will contain 38,400 square feet. If the lease term commences on a day other than the first day of the calendar month, the minimum rent for the first fractional month shall be apportioned.

LEASE YEAR

         6. The term "Lease Year" as used herein shall mean a period of twelve consecutive calendar months, the first of which shall commence on the first day of the calendar month next succeeding the date the term hereof commences; provided that, if said term shall commence on the first day of a calendar month, then the first Lease Year shall commence on the date said term commences. The other Lease Years shall be the several successive, consecutive twelve (12) month periods of said term, each such Lease Year commencing on the anniversary date of the commencement of the first Lease Year.

SIGNS, FIXTURES AND EQUIPMENT

         7. Subject to the Landlord's written approval, which approval will not be unreasonably withheld, Tenant will use its sign package to the maximum size allowed by the local governing authority. The Tenant shall have the right to install signs, fixtures and other equipment in or on the Demised Premises after the commencement of the lease term, the title thereto remaining in the Tenant whether or not the same are annexed to the Demised Premises. Accordingly, the Tenant may at any time remove the same from the Demised Premises, but the Tenant agrees to repair any damage to the Demised Premises occasioned by such removal. Landlord or its existing renter Pamida, and not Tenant, is responsible for removing all existing signage and repairing any damage from such signage.

REPAIRS AND MAINTENANCE OF THE DEMISED PREMISES

         8. The Tenant shall, at its expense during the term hereof, keep and maintain the entire Leased Premises in good order, condition and repair. Upon the termination of this lease, Tenant shall surrender the Leased Premises in good order, condition and repair, reasonable wear and tear resulting from Tenant's use thereof expected.

ALTERATIONS

         9. Tenant may, from time to time as it deems necessary, alter, remodel or redecorate the Demised Premises, provided that the size of the Demised Premises shall not be reduced nor the structure weakened thereby.
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         Subject to the right of Tenant to contest liens in good faith, Tenant shall not create or permit others to create any lien or obligation against Landlord or the Leased Premises by reason of making repairs or installing material, fixtures or equipment, and further agrees to hold the Landlord harmless from all claims and demands by any third party in any manner connected with such repairs, maintenance or installations initiated by Tenant with Tenant's occupancy of the Leased Premises.

UTILITIES

         10. The Tenant agrees to pay all charges for utilities used in the Demised Premises, which charges shall be determined by separate meters for the utilities used in the Demised Premises.

TAXES

         11. The Tenant shall pay as and when the same shall become due and payable and before any fine, penalty, interest or cost shall be added thereto for nonpayment thereof all general real estate taxes and installments of special assessments due and payable with respect to the Demised Premises during the term hereof (the "Impositions"); provided that:

                  (a) The Tenant's share of the Impositions due and payable in the first and last years of the lease term shall be apportioned as of the date the term hereof commences and of the date of the expiration or sooner termination of this Lease.

                  (b) The Tenant shall have the right to contest or review by legal proceedings, or in such other manner as it may deem suitable, any Imposition. The Landlord shall cooperate with the Tenant in any such contest or review and shall execute any and all petitions, pleadings or other instruments or documents that may be required in connection therewith, but such contest or review shall be at the sole cost and expense of the Tenant and the Tenant shall hold the Landlord harmless from all such cost and expense. This right shall in no way be construed as a limitation of the Landlord's right to contest or review said Impositions at its own expense.

INSURANCE/INDEMNITY

         12. The Tenant shall maintain at its expense, during the term hereof all risk casualty insurance on the Demised Premises in an amount equal to the replacement cost thereof. The Tenant agrees to include Landlord as an additional insured on such policy. Such policy shall provide that it shall not be cancelled without thirty (30) days prior written notice to the Landlord. The Tenant shall furnish to the Landlord a certificate of such insurance.

         The Tenant shall maintain at its expense during the term hereof general liability insurance for injuries to and death of persons and damage to property occurring in the Demised Premises arising out of the negligence of the Tenant, its officers, employees and agents, such insurance at all times to be in an amount of not less than $1,000,000 for injuries to or death of any one person, $1,000,000 for injuries to or death of persons in one accident and $100,000 for damage to property. The Tenant shall furnish to the Landlord a certificate of such insurance. Landlord shall be named as an additional insured under this policy.

         Tenant shall maintain at its own cost and expense, all risk casualty insurance in an amount adequate to cover the cost of replacement of all alterations, changes, wall coverings, floors, furnishings, decorations, additions, fixtures and improvements in the Demised Premises in the event of a loss. The insurance which Tenant agrees to carry in this section shall insure the full insurable value of the improvements and betterments installed by the Tenant in the Demised Premises, whether the same have been paid for entirely or partially by Tenant. Tenant will further deposit a certificate or certificates of insurance with Landlord.
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         Landlord, its partners and representatives, shall not be liable to
Tenant, or Tenant's agents, servants, employees, customers, or invitees for any damage to person or property caused by an act, omission or neglect of Tenant, and Tenant hereby agrees to indemnify and hold Landlord harmless from all claims for any such damage. Tenant shall not be liable to Landlord, or to Landlord's agents, servantas, employees, or invitees for any damage to person or property caused by any act, omission or neglect of Landlord and Landlord hereby agrees to indemnify and hold Tenant harmless from all claims for such damage.

WAIVER OF SUBROGATION

         13. Anything in this lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause-of-action against the other, its agents, officers, directors, partners, shareholders or employees, for any loss or damage that may occur to the Demised Premises, or any improvements thereto, or any property of such party therein, by reason of fire, the elements or any other cause which could be insured against under the terms of all-risk casualty standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party.

DAMAGE TO THE DEMISED PREMISES

         14. If the Demised Premises shall be damaged or destroyed by fire or other casualty to such extent that Tenant cannot use more than 60% of the building for more than 90 days, the Tenant shall have the right, at Tenant's option, to either terminate this Lease or re-enter the Lease after restoration of such Demised Premises. Tenant must inform Landlord in writing within thirty
(30) days after fire or casualty whether Tenant desires to permanently terminate the Lease or re-enter the Lease after the nine (9) month restoration period.

         In the case Landlord and Tenant agree to continue the Lease and repair and if the Landlord shall fail to complete such repair and restoration within nine (9) months of the date of such casualty, then the Tenant may at its election terminate this Lease by notice to the Landlord, whereupon this Lease shall become void and of no further force or effect, or perform such repair and restoration. The Tenant covenants and agrees that if the Landlord elects to perform such repair and restoration, the insurance proceeds shall be made available to the Landlord upon presentment of labor and material bills for work completed in connection with such repair and restoration.

         If the insurance proceeds made available to the Landlord are insufficient, the Tenant will make up the deficiency, together with interest at the rate of the then current prime rate per annum on the unrecovered amount of such deficiency.

         The Tenant shall be entitled to an equitable abatement of the minimum rent corresponding to the time during and the extent to which the Demised Premises are rendered untenantable for the Tenant's use and occupancy in its normal manner of operation.

EMINENT DOMAIN

         15. If the whole of the Demised Premises shall be taken by any public authority under the powers of eminent domain, then the term of this lease shall cease as of the day possession shall be taken by such public authority, and the rent shall be paid up to that date with a proportionate refund by landlord of such rent as shall have been paid in advance
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DEFAULT

         16. If the Tenant shall default hereunder and such default shall continue for a period of sixty (60) days after written notice from the Landlord of such default, then it shall be lawful for the Landlord to terminate this Lease and enter into and take possession of the Demised Premises and remove all persons and their property therefrom; provided that if the default be of such a nature so as to require more than sixty (60) days to cure, the Tenant shall not be deemed to be in default hereunder if, after the receipt of the aforesaid notice, the Tenant shall cure such default with due diligence. The Landlord covenants and agrees to use all reasonable efforts to mitigate any and all damages that may or shall be caused by or result from the Tenant's default hereunder.

         In the event of a monetary default by Tenant, interest shall accrue at the then current prime rate per annum on unpaid amounts from the due date thereof.

         If Landlord shall default hereunder and such default shall not be cured within sixty (60) days after notice thereof by the Tenant, then it shall be lawful for the Tenant to cure such default and, if such default involves the expenditure of money, deduct the cost thereof from the rent due or accruing hereunder without liability for forfeiture of the lease term or for default hereunder.

         All rights and remedies enumerated in this Lease shall be cumulative and none shall exclude any other right or remedy allowed by law or in equity.

SUBLET CLAUSE

         17. The Tenant shall have the right to assign this Lease or sublet the Demised Premises, with the prior written consent of Landlord, which consent will not be unreasonably withheld.

TITLE AND POSSESSION

         18. The Landlord represents, warrants and agrees that as of the Commencement Date:

(a) It has full right and authority to enter into this Lease for the full term and all options herein granted; (b) it has not entered into nor will not enter in any other lease, the provisions of which are in any way in conflict with the provisions hereof, (c) it is lawfully seized in fee of the premises described on EXHIBIT A free and clear of all liens, charges and encumbrances, except for an existing mortgage; (d) it will deliver the Demised Premises to the Tenant free and clear of all tenancies and occupancies. Landlord agrees that the Tenant, upon paying the rent provided for herein and upon performing the covenants and agreements hereof to be kept and performed by the Tenant, will have, hold and enjoy quiet possession of the Demised Premises.

SURRENDER OF THE DEMISED PREMISES

         19. Upon termination of this Lease by lapse of time or otherwise, the Tenant will surrender the Demised Premises to the Landlord in good order, condition and repair. If Tenant makes any alterations, additions or improvements to the Demised Premises, the Tenant may surrender the Demised Premises in such altered or improved condition without liability for restoring the same to the condition existing when the Tenant took possession thereof. Tenant may, however, elect to remove any or all such alterations, additions or improvements so long as Tenant repairs any damage caused by such removal, provided that Tenant shall not be entitled to remove any HVAC equipment, plumbing, utility or permanent light fixtures.

COMPLIANCE WITH LAWS

         20. The Tenant shall comply with all laws, regulations and orders of governmental authorities pertaining to the conduct of the Tenant's business in the Demised Premises. As to those portions of the Demised Premises for which Tenant has repair and maintenance responsibility under the terms of this Lease, the Tenant shall comply with all such laws, regulations and orders affecting the Demised Premises and, in that connection, shall make any alterations, additions, replacements and repairs required.

SUBORDINATION

         21. At the Landlord's option, the Tenant's rights under this Lease shall be subordinate to the lien of any mortgage or trust deed placed upon the Demised Premises, provided that notwithstanding the Default of the Landlord under such mortgage or trust deed or the foreclosure of the lien thereof, this Lease shall continue in full force and effect upon the teems, conditions, covenants and agreements herein contained so long as the Tenant shall not be in default hereunder.

HOLDING OVER THE PREMISES

         22. If the Tenant continues to occupy the Demised Premises after the last extended term hereof, or after the then current term after having given notice of its intention not to extend the term hereof, then, and in any such event, such occupancy shall be deemed to be a tenancy from month to month only at 150% of the monthly rent, at the monthly rent and upon the other terms and conditions (except for the lease term) herein set forth. Either party may terminate such tenancy by giving to the other thirty (30) days' notice.

NOTICES

         23. All notices given hereunder shall be in writing, sent by registered mail, postage prepaid, and if to the Landlord at 2215 Sixth Street South, Brainerd, MN 56401 and if to the Tenant at P.O. Box 979, Brainerd, MN 56401 or at such other place as either party shall designate in writing.

SHORT FORM LEASE

         24. Upon request therefor by either party, the other party shall execute and deliver a short form of this Lease containing a summary of this Lease. The Landlord shall also provide such certificates of title and other documents as shall be required to file the short form lease. When the term hereof has commenced, the parties hereto shall promptly execute a memorandum setting forth the date the term hereof commences and expires.

AUTHORITY - ENTIRE AGREEMENT MODIFICATION

         25. Employees and agents of the Tenant other than the President have no authority to make or agree to make a lease or make any representations or commitments with respect thereto. This Lease contains the entire agreement between the parties hereto and shall merge all express or implied representations, agreements and conditions heretofore made by either party. This Lease shall not be binding upon either party until it has been executed and delivered by each of the parties hereto. No act or omission of any employee or agent of the Tenant shall alter, change or modify any of the provisions of this Lease. Any alterations, changes or modifications of this Lease shall be effective only when made in writing and executed and delivered by each of the parties hereto.

WAIVER

         26. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval of either parry to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

RELATIONSHIP OF PARTIES

         27. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between the Landlord and the Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any other provisions contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between the Landlord and the Tenant other than the relationship of Landlord and Tenant.

GENERAL

         28. Nothing herein contained shall be deemed or construed to require the Tenant to conduct its business in the Demised Premises nor to limit or restrict the Tenant from conducting its business in any manner it deems in its best interest, whether in the Demised Premises or elsewhere. In the event that Tenant ceases to do business and vacates the Demised Premises for a period in excess of three (3) months, for reasons other than casualty or condemnation, Landlord shall have the right to retake possession of the Demised Premises and any rents or other payments received by Landlord as a result of a reletting shall be credited against amounts owing by Tenant hereunder.

GOVERNING LAW

         29. The laws of the state in which the Demised Premises is located shall govern the validity, performance and enforcement of this Lease.

SAVING CLAUSE

         30. The invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity of any other provision.

MARGINAL HEADINGS

         31. The paragraph titles herein are for convenience only and do not define, limit or construe the contents of such paragraphs.

COVENANTS TO BIND SUCCESSORS

         32. The terms, conditions, covenants and agreements herein contained shall run with the land and shall inure to the benefit of and be binding upon the respective legal representatives, successors and assigns of the parties hereto.

REASONABLE CONSENT

         33. Whenever under the terms of this Lease, the Landlord's consent is required, such consent shall not be unreasonably withheld or delayed.

ESTOPPEL CERTIFICATES

         34. At any time and from time to time, Tenant agrees, upon fifteen (15) days written notice from Landlord or any mortgagee or trustee under any trust deed, to execute and deliver to Landlord, for the benefit of such persons as Landlord names in such request, a statement in writing and in form and substance satisfactory to Landlord certifying to such of the following information as Landlord shall request

         (a) that this Lease constitutes the entire agreement between Landlord and Tenant and is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications);

         (b) the date to which the Base Rent and other charges hereunder have been paid;

         (c) that all conditions precedent to the Lease taking effect have been carried out;

         (d) that Tenant has accepted possession, that the Lease has commenced, that Tenant is occupying the Premises, that Tenant knows of no default under the Lease by Landlord and that Tenant knows of no defaults or offsets which Tenant has against enforcement of this Lease by Landlord (or stating the nature of such defaults or offsets); and;

         (e) the actual commencement date of the Lease and the expiration date of the Lease.

CONTINGENCIES

         35. Landlord's and Tenant's obligations under this Lease are contingent upon Landlord completing the purchase of the existing lease with Pamida, Inc. on the Demised Premises. This contingency to be removed in writing no later than August 1, 1998.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

--------------------------------------------------------------------------------

Brad Davis

Universal Pensions, Inc. By:_
                            President



STATE OF MINNESOTA        )
                          )ss
COUNTY OF CROW WING       )



         The foregoing Lease was subscribed and sworn to this 14th day of July 1998, before me, a notary public, by Bradley D. Davis who acknowledged that he executed the foregoing Lease on behalf of himself.

[Notarial Seal]


THOMAS M. RUTSKE   THOMAS M. RUTSKE
                   NOTARY PUBLIC-MINNESOTA                 Notary Public
                   CROW WING COUNTY
                   MY COMMISSION EXPIRES DEC. 31, 2000





STATE OF MINNESOTA        )
                          )ss
COUNTY OF CROW WING       )


         The foregoing Lease was subscribed and sworn to this 14th day of July, 1998, before me, a notary public, by Thomas G. Anderson, the President of Universal Pensions, Inc., who acknowledged that he executed the foregoing Lease on behalf of Universal Pensions, Inc.


[Notarial Seal]

THOMAS M. RUTSKE   THOMAS M. RUTSKE
                   NOTARY PUBLIC-MINNESOTA                 Notary Public
                   CROW WING COUNTY
                   MY COMMISSION EXPIRES DEC. 31, 2000